UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec. 240.141-11(c) or sec. 240.14a-12
CYBERONICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.

	(3)	Filing Party:

	(4)	Date Filed:

Cyberonics, Inc.
Telephone Proxy Voting Script
2006 Annual Meeting of Stockholders
“Welcome to the telephone proxy voting system for 2006 Annual Meeting of Stockholders of Cyberonics, Inc. To authorize the named proxies to vote on your behalf, please refer to the voting instructions on your proxy card and locate the ten-digit control number inside the grey box. Please enter the control number printed on your proxy card, followed by the pound sign.”
If control number is validated, then:
“To vote as the Board of Directors recommends on all proposals, press 1. To vote on each proposal separately, press 2.”
If 1 (election to vote on all proposals), then:
“You have chosen to vote as the Board of Directors recommends on all proposals. To confirm your vote, press 1. To change your vote press 2.”
If 2, the process starts again from the top.
If 1, then signoff:
“Your vote for this control number has been cast. If you would like to vote another control number, press 1, otherwise press 2.”
If 1, the process starts again from the top.
If 2, then signoff:
“Thank you for your call.”
If 2 (election to vote on each proposal separately), then:
FIRST PROPOSAL: “Now we will ask you to cast your vote on the eight nominees for director. To vote in favor of all the nominees, press 1. To withhold from all the nominees, press 2. To withhold from an individual nominee, press 3.
If 1, then:
“You have just chosen to vote for all the nominees. To confirm your vote, press 1. To change your vote, press 2.”
If 2, the process starts again from the top of the first proposal. If 1, then branch to second proposal.

If 2, then:
“You have just chosen to vote against all the nominees. To confirm your vote, press 1. To change your vote, press 2.”
If 2, the process starts again from the top of the first proposal. If 1, then branch to second proposal.
If 3, then:
“Please enter the two-digit number that appears on the proxy card next to the name of the nominee you wish to withhold from, followed by the pound sign.”
After the pound sign, then:
“If you wish to withhold from another nominee, enter the two-digit number that appears next to that nominee’s name, followed by the pound sign, or if you have completed voting for the nominees, press star.”
After the star sign, then:
“You have just chosen to withhold from the following nominees:”
The numbers are read back, then:
“To confirm your vote, press 1. To change your vote, press 2.”
If 2, the process starts again from the top of the first proposal. If 1, then branch to second proposal.
SECOND PROPOSAL: “To cast your vote regarding the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics for the fiscal year ending April 27, 2007, press 1 to vote in favor, 2 to vote against, or 3 to abstain.”
If 1, then:
“You have just chosen to vote for the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics for the fiscal year ending April 27, 2007. To confirm your vote, press 1. To change your vote, press 2.”
If 2, the process starts again from the top of the second proposal. If 1, then signoff:
“Your vote for this control number has been cast. If you would like to vote another control number, press 1, otherwise press 2.”
If 1, the process starts again from the top.
If 2, then signoff:
“Thank you for your call.”

If 2, then:
“You have just chosen to vote against the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics for the fiscal year ending April 27, 2007. To confirm your vote, press 1. To change your vote, press 2.”
If 2, the process starts again from the top of the second proposal. If 1, then signoff:
“Your vote for this control number has been cast. If you would like to vote another control number, press 1, otherwise press 2.”
If 1, the process starts again from the top.
If 2, then signoff:
“Thank you for your call.”
If 3, then:
“You have just chosen to abstain from the ratification of the selection of KPMG LLP as the independent registered public accounting firm of Cyberonics for the fiscal year ending April 27, 2007. To confirm your vote, press 1. To change your vote, press 2.”
If 2, the withholding routine starts again from the top of the second proposal. If 1, then signoff:
“Your vote for this control number has been cast. If you would like to vote another control number, press 1, otherwise press 2.”
If 1, the process starts again from the top.
If 2, then signoff:
“Thank you for your call.”
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